Exhibit 4.12

PLEDGE AGREEMENT

PLEDGE AGREEMENT (this “Pledge Agreement”) dated as of March 25, 2009 between Orbotech Inc., a Delaware corporation (the “Pledgor”), and Israel Discount Bank Ltd. (the “Pledgee”).

WHEREAS, the Pledgee provided Orbotech Ltd., a company incorporated under the laws of the State of Israel (Company No. 52-003521-3) (“Orbotech”), a credit facility in a principle amount of US$185,000,000 pursuant to that certain Financing Agreement (defined below), a substantial portion of which was used by the Pledgor, a wholly-owned subsidiary of Orbotech, to acquire by way of a merger with Pledgor’s wholly-owned subsidiary (which subsidiary did not survive such merger), Photon Dynamics, Inc., a California corporation (“Photon”); and

WHEREAS, a pledge by the Pledgor to the Pledgee of the Pledged Securities (as defined below) is required pursuant to the terms of the Financing Agreement (as defined below); and

WHEREAS, the Pledgor otherwise derives and will continue to derive substantial benefits from the financial accommodations provided to Orbotech by the Pledgee in connection with the Financing Agreement;

NOW, THEREFORE, it is agreed:

For good and valuable consideration, evidenced by the receipt of the credit facility proceeds from the Pledgee (through Orbotech pursuant to the Financing Agreement) the receipt of which is hereby acknowledged, as collateral security for the due and punctual payment and performance of all the Secured Obligations (as defined below), subject to the provisions of this Agreement (including without limitation Section 3 below), the Pledgor hereby pledges to the Pledgee the certificates representing the securities indicated on Annex 1 hereto (the “Pledged Securities”), constituting all of the equity securities of Photon issued and outstanding as of the date hereof, and hereby pledges and grants to the Pledgee a senior security interest in and a first lien upon, all of Pledgor’s right, title and interest in and to the following (the “Collateral”):

(a)	the Pledged Securities;

(b)	all dividends and interest on the Pledged Securities;

(c)	all proceeds of the Pledged Securities;

(d)	all other rights of the Pledgor with respect to the foregoing Collateral.

As used herein, the term “Secured Obligations” shall mean (i) all payment obligations of the Pledgor under this Pledge Agreement and (ii) all payment obligations of Orbotech under the Financing Agreement dated as of July 22, 2008, as amended on February 22, 2009 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”) between the Pledgee and Orbotech.

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As used herein, the term “Event of Default” shall mean such events specified in Section 8 of the Financing Agreement which at any applicable time of determination have occurred and continued without cure or waiver beyond all applicable cure periods therefor.

As used herein, “Uniform Commercial Code” shall mean the Uniform Commercial Code in effect in the State of New York as of the date hereof.

Section 1. Representations, Warranties and Covenants. The Pledgor (and with regard to Section 1(a), also Photon) represents, warrants and covenants, which representations, warranties and covenants shall survive the execution and delivery hereof until payment in full of the Secured Obligations, as follows:

(a) The Pledged Securities are duly and validly issued fully paid and nonassessable shares of the capital stock of Photon and constitute all of the equity securities of Photon issued and outstanding as of the date hereof.

(b) When certificate(s) representing the Pledged Securities are deposited with the Pledgee in New York and are continued to be held in New York, the Pledged Securities will be duly and validly pledged hereunder in accordance with the laws of the State of New York, and the Pledgor warrants and covenants and agrees to use commercially reasonable efforts to defend the Pledgee’s material rights and title in and to the Pledged Securities pursuant hereto against the claims and demands of all persons and entities.

(c) The Pledgor is the sole legal and equitable owner of all of the Pledged Securities listed on Annex 1 hereto as being pledged by such Pledgor, free and clear of all claims, security interests, mortgages, pledges, liens and other encumbrances of every nature whatsoever, except those in favor of the Pledgee other than statutory liens imposed by operation of law. The Pledgor has full power, authority and legal right to pledge the Pledged Securities being pledged by such Pledgor as herein provided. The Pledged Securities represent 100% of the issued and outstanding equity interests of Photon.

(d) The security interest described in this Pledge Agreement represents, subject to deposit of applicable certificate(s) representing the Pledged Securities with the Pledgee in the State of New York and continuing possession thereof by Pledgee in the State of New York, a valid first lien on and security interest in the Pledged Securities in favor of Pledgee which are, subject to statutory liens having priority by operation of law, superior and prior to the rights of all third persons or entities.

(e) So long as Pledgee is in continuing possession of the certificate(s) representing the Pledged Securities in the State of New York, no filings or recordings (including, without limitation, under the Uniform Commercial Code) are necessary to be made in order to perfect, protect and preserve the lien on and security interest in the Pledged Securities created in favor of the Pledgee by this Pledge Agreement.

(f) The Pledgor will not: (i) sell, assign, transfer or otherwise dispose of any of the Pledged Securities, or any rights pertaining thereto, or (ii) create, or suffer to be created or to exist, any mortgage, pledge, lien, security interest, charge or encumbrance upon the Pledged Securities or any part thereof, other than encumbrances for taxes and other governmental charges and assessments (including special assessments) that are not past due and payable unless such encumbrances are being contested in good faith by appropriate proceedings and appropriate reserves have been established therefor or otherwise, pursuant to (or as permitted by) this Pledge

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Agreement, or (iii) subordinate its right to receive any payment in respect of, or any of its other rights in connection with, any Pledged Securities to that of any other Person or obligation. The Pledgor will, from time to time, promptly pay and discharge all taxes, assessments and other governmental charges with respect to which the failure to pay when finally due would result in the imposition of any lien which is prior or equal to the lien of this Pledge Agreement, imposed upon the Pledged Securities or any part thereof, and also all stamp taxes, similar assessments and other similar governmental charges which to the knowledge of Pledgor are imposed upon the lien or interest of the Pledgee under this Pledge Agreement (except, in all cases, to the extent being contested in good faith by appropriate proceedings where appropriate reserves have been established therefore), and, as reasonably requested by the Pledgee, at its expense will take all such other action as from time to time may be necessary or appropriate to preserve the lien of this Pledge Agreement on the Pledged Securities as a first lien thereon, subject to statutory liens having priority by operation of law.

(g) This Pledge Agreement has been duly authorized by all necessary action on the part of the Pledgor and the Pledgor has obtained all consents and approvals (governmental, third party or otherwise) necessary in connection therewith. This Pledge Agreement is the Pledgor’s valid and binding obligation, enforceable against the Pledgor in accordance with its terms, except to the extent the enforceability hereof may be limited or otherwise affected by applicable securities, insolvency, bankruptcy, moratorium or similar laws affecting the rights of creditors generally, and general principles of equity.

(h) As the sole stockholder of Photon, the Pledgor hereby undertakes to take such actions as are in its authority to prevent the issuance of additional shares of capital stock, or securities convertible into or exchangeable for capital stock, of Photon to any person other than the Pledgor, by way of stock dividend or otherwise, except as otherwise permitted by the Pledgee in writing. By signing below, Photon acknowledges and agrees to comply with the foregoing restriction on issuances. The Pledgor hereby agrees to immediately, upon receipt thereof, deliver to the Pledgee all certificates or other instruments representing any additional shares of stock or other securities of Photon that are hereafter acquired by Pledgor, each such certificate to be duly executed in blank or have attached thereto a stock power duly signed in blank by the Pledgor.

Section 2. Transfer of Shares. (a) During the existence and continuation of any Event of Default and following written notice to the Pledgor, the Pledgee may cause all or any of the Pledged Securities to be transferred into its name or that of a nominee or nominees (to the extent that any of the Pledged Securities are not already so transferred).

(b) Without limiting the foregoing, on the date of this Pledge Agreement, the Pledgor shall deposit with the Pledgee the stock certificate(s) covering the Pledged Securities and shall provide the Pledgee several blank undated stock powers in the form of Exhibit B hereto duly executed by Pledgor.

Section 3. Voting Rights, Rights to Dividends and Other Rights Prior to Event of Default. Other than after written notice given by Pledgee after the occurrence and during the continuation of an Event of Default, the Pledgor shall be entitled:

(a) To exercise the voting power with respect to the Pledged Securities. Simultaneously with the execution and delivery of this Pledge Agreement, the Pledgor is executing and delivering to the Pledgee the Irrevocable Proxy in the form of Exhibit A hereto, which may be exercised only after the occurrence and during the continuation of an Event of Default upon written notice from the Pledgee.

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(b) To receive for its own account any and all dividends (other than stock dividends), interest and principal at any time and from time to time paid, or declared or permitted to be paid, upon any of the Pledged Securities, to the extent not provided otherwise under the Financing Agreement.

Section 4. Stock Dividends. In case any stock or similar dividend in -kind shall be declared on any of the Pledged Securities, the shares or other property so distributed shall be delivered promptly to the Pledgee (accompanied, where applicable, by proper instruments of assignment and/or stock powers executed by Pledgor in accordance with the Pledgee’s instructions) to be held by it as collateral security for the Secured Obligations.

Section 5. Voting Rights After Event of Default. If any Event of Default shall have occurred and be continuing:

(a) the Pledgee shall thereafter be entitled following written notice from Pledgee to Pledgor (i) to exercise any voting power with respect to the Pledged Securities, (ii) to receive and retain, as collateral security for the Secured Obligations, any and all dividends, principal and interest at any time and from time to time declared or paid upon any of the Pledged Securities, and (iii) to exercise any conversion, option or similar right permitted by the terms of any of the Pledged Securities; and

(b) any dividends, principal, interest or other sums paid to the Pledgor upon or with respect to any of the Pledged Securities shall be received by the Pledgor on behalf of and in trust for the Pledgee and shall be paid over promptly to the Pledgee, to be held by the Pledgee as collateral security for the Secured Obligations.

Section 6. Certain Rights of Pledgee After Event of Default. (a) If any Event of Default shall have occurred and be continuing and following written notice from Pledgee to Pledgor, the Pledgee may exercise all rights of a secured party under the Uniform Commercial Code, to the extent Pledgee so qualifies as such, and, without obligation to resort to other security, may at any time and from time to time:

(i) sell, resell, assign and deliver, in its discretion, all or any of the Pledged Securities, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Pledged Securities or any of them may then be listed, or at public or private sale, for cash, upon credit or for future delivery, and at such price or prices and on such terms as the Pledgee may commercially reasonably determine, the Pledgor hereby agreeing that, upon such sale, any and all equity or right of redemption of the Pledgor shall be automatically waived and released without any further action on the part of the Pledgor, and in connection therewith the Pledgee may grant options, all without either demand, advertisement or notice (except as required by law), all of which (to the extent permitted by law) are hereby expressly waived. In the event of any such sale, the Pledgee shall give the Pledgor ten days prior written notice of its intention to sell except that, if the Pledgee shall determine, in its reasonable discretion, that any of the Pledged Securities threatens to decline speedily in value, any such sale may be made upon three days’ prior written notice to the Pledgor. Upon each such sale, the Pledgee may purchase all or any of the Pledged Securities being sold, free from any equity or

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right of redemption, which, upon each such sale, shall be waived and released. Any such sale or other disposition shall be made in a commercially reasonable manner. The proceeds of each such sale shall be applied as provided in Section 7 hereof, and Orbotech will continue to be liable for any deficiency with respect to any of the Secured Obligations remaining unpaid. The balance, if any, remaining after indefeasible cash payment in full of the Secured Obligations shall be paid by the Pledgee over to the Pledgor or its designee. For the purposes of this Section 6, an agreement to sell any or all the Pledged Securities entered into after the applicable notice period specified above shall be treated as a sale thereof, and the Pledgee shall be entitled to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of any of the Pledged Securities subject thereto notwithstanding the fact that after the Pledgee shall have entered into any such agreement the Pledgor or any affiliate thereof shall have tendered payment in full of the Secured Obligations; and

(ii) appropriate and apply all money held as part of the Collateral to the Secured Obligations.

(b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act 1933, as amended and applicable state securities laws, the Pledgee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the Pledgee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

Section 7. Distribution of Proceeds. Except as otherwise provided herein, all money that the Pledgee shall receive as a result of enforcement hereof over the Collateral in accordance herewith after the occurrence and during the continuation of an Event of Default, in accordance with the provisions hereof, whether by sale of the Pledged Securities or otherwise, shall be applied in the following manner: First, to the payment of all reasonable costs and expenses incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Pledge Agreement and any of the reasonable expenses and disbursements of the Pledgee (including without limitation the fees and disbursements of its outside counsel and agents) in connection therewith; Second, to the payment of the Secured Obligations in such order as the Pledgee may reasonably determine in accordance with the Financing Agreement; and Third, the balance, if any, to the Pledgor.

Section 8. Cumulative Remedies; Standard of Care. The rights, powers and remedies (collectively, the “Rights”) provided herein in favor of the Pledgee shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other Rights in favor of the Pledgee existing at law or in equity, including (without limitation), all of the Rights available to a secured party under the provisions of the Uniform Commercial Code, to the extent Pledgee so qualifies as such, as adopted in any appropriate jurisdiction. The Pledgee shall exercise not less than the same degree of care and diligence in holding the Pledged Securities that (i) the Pledgee would devote to the custody of securities and certificate(s) owned by the Pledgee and (ii) a reasonably prudent secured lender would devote to the custody of securities and certificate(s) pledged to such lender as collateral for the repayment of loans.

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Section 9. Sale of Pledged Shares. If any Event of Default shall have occurred and be continuing, the Pledgee shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Securities and the other Collateral in accordance with the terms hereof.

Section 10. Delay; Amendment. No delay on the part of the Pledgee in exercising any of its rights, or partial or single exercise thereof, shall constitute a waiver thereof. No provision of this Pledge Agreement shall be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Pledgee.

Section 11. Survival of Obligations. The obligations of the Pledgor hereunder shall (except as otherwise consented by Pledgee in writing) remain in full force and effect until payment in full of the Secured Obligations without regard to, and shall not be impaired (to the extent permitted under applicable law) by: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor; (b) any exercise or non-exercise, or any waiver, by the Pledgee of any right under or in respect of the Secured Obligations or any security for any of the Secured Obligations (other than this Pledge Agreement); whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

Section 12. Return of Pledged Securities. Upon (or, at the election of Pledgee, prior to) the indefeasible cash payment in full of all of the Secured Obligations, the Pledgor (except to the extent otherwise contemplated by this Pledge Agreement) shall be entitled to the return of all of the Pledged Securities and of all Collateral which have not been used or applied toward the payment in full of the Secured Obligations (including the stock certificate(s) and stock power(s)), without representation or warranty of any kind by the Pledgee (except a representation that Pledgee has not created any mortgage, pledge, lien, security interest, charge or encumbrance on the said Pledged Securities).

Section 13. Assignment. This Pledge Agreement is binding upon the Pledgor, Orbotech (solely for the purposes of fifth sentence of Section 6(a)(i) and Section 21 hereof), Photon (solely for the purpose of Section 1(a), Section 1(h) and Section 21 hereof), the Pledgee and their respective executors, administrators, successors and assigns and shall inure to the benefit of the Pledgee and its successors and assigns. The Pledgor may not assign its rights or obligations hereunder without the prior written consent of the Pledgee and any purported assignment without such consent shall be null and void.

Section 14. Governing Law. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW OR CONFLICT OF LAW RULES.

Section 15. Further Assurances. The Pledgor hereby agrees, at its own expense, to execute and deliver, from time to time, any and all further, or other, instruments, and to perform such acts, as the Pledgee may reasonably request to effect the purposes of this Pledge Agreement and to secure to the Pledgee the benefits of all rights, authorities and remedies conferred upon

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the Pledgee by the terms of this Pledge Agreement. In the event that at any time hereafter, due to any change in circumstances, including without limitation, any change in any applicable law, or any decision hereafter made by a court construing any applicable law, it is, in the reasonable opinion of counsel for the Pledgee, necessary to file or record this Pledge Agreement or any financing statement or other instrument or document respecting this Pledge Agreement or the pledge made hereunder, the Pledgor agrees to pay (after written request from Pledgee providing in reasonable detail the calculation of all amounts require therefor) all reasonable out-of-pocket fees, costs and expenses of such recording or filing and to execute and deliver any instruments that may be necessary to make such filing or recording effective. The Pledgee shall have the right to file any such financing statements without the signature of the Pledgor to the extent permitted by applicable law.

Section 16. Attorney-in-Fact. The Pledgee is hereby appointed the attorney-in-fact of the Pledgor solely after the occurrence and during the continuation of an Event of Default for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which the Pledgee in good faith may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, if any Event of Default shall have occurred and be continuing, the Pledgee shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any distribution in respect of the Pledged Securities or the other Collateral or any part thereof and to give full discharge for the same.

Section 17. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

Section 18. Reserved.

Section 19. Waiver of Jury Trial. EACH OF THE PLEDGEE AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT, THE INDEBTEDNESS OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PLEDGEE, THE PLEDGOR, OR ANY OTHER PERSON OR ENTITY.

Section 20. Notices; Headings. (a) Any notice or demand upon the Pledgor under this Pledge Agreement shall be deemed to have been sufficiently given or served for all purposes hereof when mailed, postage prepaid, by registered or certified mail (air mail if sent internationally), return receipt requested, or when telegraphed, telecopied or telexed or delivered by hand (or by Federal Express or similar courier service), to the Pledgor at its address set forth next to its signature below or at such other address as the Pledgor may designate in a writing mailed, delivered, telegraphed, telecopied or telexed to the Pledgee, provided that in the case where the Pledgee is required to give only three days’ notice of a proposed sale of the Collateral such notice if delivered by mail shall not be deemed given until delivered. All notices to the Pledgee provided for herein shall be deemed to have been given when delivered by mail or by

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hand, or telegraphed, telecopied or telexed, to the Pledgee at its address set forth below or at such other address as the Pledgee may designate in a writing mailed, delivered, telegraphed, telecopied or telexed to the Pledgor.

(b) The descriptive headings of the various provisions of this Pledge Agreement are inserted for convenience of reference only and shall not affect the meaning or construction of any of the provisions of this Pledge Agreement.

(c) As used in this Pledge Agreement, “written,” “writing” and variations thereof shall refer to any form of written communication or a communication by means of telex, telecopier, telegraph or cable.

Section 21. Jurisdiction. Each of the Pledgor and the Pledgee hereby agrees that any legal action or proceeding against it with respect to this Pledge Agreement or the other documents contemplated hereby or referred to herein may be brought in any court in the State of New York or of the United States of America for the Southern District of New York, as the Pledgee may elect, and by execution and delivery of this Pledge Agreement each of the Pledgor and the Pledgee generally and unconditionally accepts for itself and in respect to its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Pledgor and the Pledgee waives any right to stay or to dismiss any action or proceeding brought before any of said courts on the basis of forum non conveniens. Each of the Pledgor and Pledgee agrees that process against it in any such action or proceeding may be served against it by registered or certified mail sent to it at its address set forth below (or such other address as Pledgee or Pledgor, as applicable, is notified of pursuant to Section 20 hereof), such service being hereby acknowledged by the Pledgee or Pledgor, as applicable, as being effective and binding service in every respect. Nothing herein shall affect the right of the Pledgee to serve process in any other manner permitted by applicable law or shall limit the right of the Pledgee to bring actions and proceedings against the Pledgor in the courts of any other jurisdiction.

Section 22. Counterparts; Joint and Several Obligations. This Pledge Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy.

Section 23. Conflicts. In the case of any direct conflict between the provisions of this Pledge Agreement and the provisions of the any other pledge agreement among Pledgee and Pledgor with respect to Pledged Securities pledged under both agreements, those provisions shall control which afford to the Pledgee the greater rights and security. Without limiting the generality of the foregoing, the parties hereto acknowledge that the inclusion of supplemental rights or remedies in favor of the Pledgee with respect to such Pledged Securities shall not be deemed a conflict with this Pledge Agreement.

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IN WITNESS WHEREOF, the Pledgor and the Pledgee have duly executed and delivered this Pledge Agreement as of the date first above written.

Pledgor		Address

ORBOTECH, INC.

By:	/s/
Name:
Title:

ISRAEL DISCOUNT BANK LTD.

By:	/s/
Name:
Title:

Each of the undersigned hereby acknowledges and consents to the terms of this Pledge Agreement. Without limiting the foregoing, (i) each of the undersigned consents to the jurisdiction identified in Section 21 of this Pledge Agreement and agrees to be bound by all of the terms of such Section 21, (ii) Orbotech consents to the fifth sentence of Section 6(a)(i) and agrees to be bound by the terms of such provision, and, (iii) Photon consents to the second sentence of Section 1(h) of this Pledge Agreement and agrees to be bound by all terms of such provision.

ORBOTECH LTD.		PHOTON DYNAMICS, INC.

By:	/s/	By:	/s/
Name:		Name:
Title:		Title:

By:	/s/	By:	/s/
Name:		Name:
Title:		Title:

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Annex 1 to

Pledge Agreement

Pledged Securities

Issuer	Class	No. of Shares	Cert. No.
PHOTON DYNAMICS, INC.	Common Stock	1,000	1

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EXHIBIT A

IRREVOCABLE PROXY

KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby make, constitute and appoint Israel Discount Bank Ltd. (“Lender”), and each of Lender’s officers and employees, its true and lawful attorneys, for it and in its name, place and stead, to act, solely after the occurrence and during the continuation of an Event of Default under and as specified in the Agreement (defined below), as its proxy in respect of all of the shares of capital stock of Photon Dynamics, Inc., a California corporation (hereinafter referred to as the “Corporation”), which it now or hereafter may own or hold, including, without limitation, the right, on its behalf, to demand the call by any proper officer of the Corporation pursuant to the provisions of its Certificate of Incorporation or By-Laws and as permitted by law of a meeting of its shareholders and at any such meeting of shareholders, annual, general or special, to vote for the transaction of any and all business that may come before such meeting, or at any adjournment thereof, including, without limitation, the right to vote for the sale of all or any part of the assets of the Corporation and/or the liquidation and dissolution of the Corporation; giving and granting to its said attorneys full power and authority to do and perform each and every act and thing whether necessary or desirable to be done in and about the premises, as fully as it might or could do if personally present with full power of substitution, appointment and revocation, hereby ratifying and confirming all that its said attorneys shall do or cause to be done by virtue hereof.

This Proxy is given to Lender and to its officers and employees in consideration of the Pledge Agreement (the “Agreement”) of even date herewith executed and delivered by the undersigned and in order to carry out the covenant of the undersigned contained in the Agreement, and this Proxy shall not be revocable or revoked by the undersigned, shall be binding upon its successors and assigns until the automatic termination hereof upon the payment in full of all of the Secured Obligations (as defined in the Agreement) and may be exercised only after the occurrence and during the continuation of an Event of Default under and as specified in the Agreement. This Proxy shall survive so long as any Secured Obligations remains outstanding.

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy this      day of March, 2009.

ORBOTECH, INC., as Pledgor

By:
Name:
Title:

4.12-11

Irrevocable Stock Power

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to                          the following shares of Photon Dynamics, Inc., a California corporation:

No. of Shares	Certificate No.

and irrevocably appoints                                                               its agent and attorney-in-fact to transfer all or any part of such                          and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

By:
Name:
Title:
Date:

4.12-12